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                                                                    EXHIBIT 23.1


                CONSENT OF ERNST & YOUNG, INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The 1998 Stock Option Plan of InterVU Inc. of our report dated February 12, 1999 (except for the last paragraph of Note 6, as to which the date is March 19, 1999), with respect to the financial statements and schedule of InterVU Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                            /s/   ERNST & YOUNG LLP


San Diego, California
January 17, 2000